Agreement number.: GEE24-019 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. SUPPLEMENT AGREEMENT NO. 1 TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT (EXPORT) This Supplemental Agreement No.1 to the Manufacturing and Vehicle Supply Agreement (agreement no.: GEE23-016) (“Supplement”) is made on 1 January 2024 (“Effective Date”) by and between: (1) Polestar Performance AB, Reg. No. 5566533096, a limited liability company incorporated under the laws of Sweden (the “Buyer” or “Polestar”). (2) Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Reg. No. 91330201MA2CHD0427, a limited liability company incorporated under the laws of People's Republic of China (“Plant”); and (3) Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory, Reg. No. 913302015638837911, a limited liability company incorporated under the laws of People's Republic of China (the “Catalogue Company”); and (4) Shanghai Global Trading Corporation, Reg. No. 9131010769577129XR, a limited liability company incorporated under the laws of People’s Republic of China (the “Export Company”) The Plant, Catalogue Company and Export Company are referred to individually and collectively as the “Supplier”. The Plant, the Catalogue Company and the Export Company are referred to individually and collectively as a “Party” on the one hand (save that the specific entity should be determined based on the context hereunder) and the Buyer as a “Party” on the other hand, and jointly as the “Parties”. BACKGROUND A. The Parties have entered into the [***] Manufacturing and Vehicle Supply Agreement (export) (Agreement No.: GEE23-016) (the “Agreement”) B. The Parties now wish to make certain amendments and supplements to the Original Agreement to the extent set out below.

Agreement number.: GEE24-019 C. Now therefore the Parties hereby agree as follows: 1. SCOPE OF SUPPLEMENT 1.1. The Agreement will be deemed supplemented and amended to the extent herein provided and will, except as specifically supplemented and amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Supplement and the Agreement, the provisions of this Supplement shall prevail. Any definitions used in this Supplement shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 2. SUPPLEMENTS AND AMENDMENTS 2.1. Appendix 1 attached to this Amendment shall be added to the Agreement as a new Appendix 6 [***] 2.2. Appendix 2 attached to this Amendment shall be added to the Agreement as a new Appendix 7 [***]. 2.3. Appendix 1 to the Agreement shall be replaced its entirety by Appendix 3 attached to this Supplement. 3. GENERAL PROVISIONS 3.1. This Supplemental Agreement shall be an integral part of the Agreement. All provisions of the Agreement, except to the extent as expressly amended in this Supplement Agreement, shall remain unaffected and in full force and effect. The validity of this Supplement is therefore dependent upon the validity of the Agreement Unless the context requires otherwise, the terms defined in the Agreement shall have the same meaning in this Supplemental Agreement. 3.2. No amendment of this Supplement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Supplement. 3.3. The Clause 26 (Governing law) and Clause 27 (Dispute Resolution) of the Original Agreement shall apply to this Supplemental Agreement as if it had been set out in full herein mutatis mutandis. 3.4. This Supplemental Agreement shall become effective from the Effective Date and shall remain in effect until the expiration or termination of the Original Agreement. 3.5. This Supplemental Agreement shall be executed in five (5) originals, of which Buyer shall keep one (1) and Supplier shall keep four (4).

Agreement number.: GEE24-019 [execution page]

Agreement number.: GEE24-019 POLESTAR PERFORMANCE AB NINGBO HANGZHOU BAY GEELY AUTOMOTIVE PARTS CO., LTD. By: /Jonas Engström By: /Zhao Chunlin Printed Name: Jonas Engström Printed Name: Zhao Chunlin Title: Head of Operations Title: VP Date: Sept 26, 2024 Date: 2024.10.01 By: /Anna Rudensjö By: Printed Name: Anna Rudensjö Printed Name: Title: General Counsel Title: Date: Sept 26, 2024 Date: ZHEJIANG GEELY AUTOMOBILE CO., LTD. SHANGHAI GLOBAL TRADING NINGBO HANGZHOU BAY FACTORY CORPORATION By: / Zhao Chunlin By: / Xiong Yinghui Printed Name: Zhao Chunlin Printed Name: Xiong Yinghui Title: VP Title: Operational Director Date: 2024.10.01 Date: 2024.10.8 By: By: Printed Name: Printed Name: Title: Title: Date: Date:

APPENDIX 1 TO SUPPLEMENT AGREEMENT GEE24-019 APPENDIX 6 [***]

Agreement no.: GEEGEE24-019 TEMPLATE VERSION 191016 1 APPENDIX 2 SUPPLEMENT AGREEMENT TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT APPENDIX 7 [***]

Agreement no.: GEE24-019 APPENDIX 3 SUPPLEMENT AGREEMENT TO THE [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT APPENDIX 1 PRICING PRINCIPLES AND PROCEDURES [***]